Exhibit 10.4


This Exhibit contains confidential information which has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential information on pages 3 and 4 has been replaced with an asterisk.

                                                              EXECUTION COPY





                          INDEMNIFICATION AGREEMENT

                          INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT (this "Agreement") is effective as of October 7, 2002, by and among MERITAGE CORPORATION, a Maryland corporation ("Meritage or Parent"); MTH-HOMES NEVADA, INC., an Arizona corporation ("Buyer"); PERMA-BILT, a Nevada corporation ("Seller"); and ZENITH NATIONAL INSURANCE CORP., a Delaware corporation ("Zenith"). Collectively, Seller and Zenith are referred to herein as "Selling Parties."

                                  RECITALS

         A. As of the date hereof, Parent, Buyer and Selling Parties entered into a Master Transaction Agreement (the "Master Agreement"), pursuant to which Buyer has agreed to purchase from Seller and Seller has agreed to sell to Buyer the Business. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Master Agreement.

         B. As a material condition to the consummation of the Master Agreement, Selling Parties, Buyer and Parent are willing to enter into this Indemnification Agreement.

                                  AGREEMENT

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selling Parties and Parent and Buyer agree as follows:

         1. Indemnification of Parent and Buyer by Selling Parties. Subject to the limitations set forth in Section 4 of this Agreement, Selling Parties will indemnify and defend Parent and Buyer and their direct and indirect parent companies, subsidiaries, and affiliates, and their respective officers, directors, shareholders, successors and assigns, from and against any and all costs, expenses, losses, damages, fines, penalties, or liabilities (including, without limitation, interest which may be imposed in connection therewith, court costs, litigation expenses, and reasonable attorneys' and accounting fees) (collectively, "Losses") incurred by them, directly or indirectly, with respect to, in connection with, or arising from, the following:

            A. A breach by any Selling Party of any representation, warranty, covenant, restriction or agreement made by any Selling Party in the Master Agreement or in any of the Transaction Agreements or in any certificate or other closing document delivered by such parties to Parent or Buyer thereunder;

            B. Any Excluded Liabilities (except to the extent provided in Sections 2.4C(2), (3) and (4) of the Master Agreement); and

            C. Any gross negligence or willful misconduct by Selling Parties in their operation of the Business between the Effective Date and the Closing.

         2. Indemnification of Selling Parties by Buyer and Parent. Buyer and Parent each, jointly and severally, will indemnify and defend Selling Parties and their direct and indirect parent companies, subsidiaries and affiliates, and their respective officers, directors, shareholders, successors and assigns from and against any Losses incurred by them, directly or indirectly, with respect to, in connection with, or arising from, the following:

            A. A breach by Buyer or Parent of any representation, warranty, covenant, restriction or agreement made by Buyer or Parent in the Master Agreement or in any of the Transaction Agreements or in any certificate or other closing document delivered by Buyer or Parent to the Selling Parties thereunder;

            B. Any Assumed Liabilities;

            C. Any Excluded Liabilities (solely to the extent provided in Sections 2.4C(2), (3) and (4) of the Master Agreement); and

            D. The operation of the Business by Buyer or Parent, or Buyers' or Parent's ownership, operation or use of the assets and liabilities of the Business, following the Effective Date (except for matters that constitute Excluded Liabilities retained by Selling Parties or for which Selling Parties have agreed to indemnify Buyer and Parent hereunder).

         3. Procedure for Indemnification.

            A. Subject to the following provisions of this Section 3, the party which is entitled to be indemnified hereunder (the "Indemnified Party") shall give notice (the "Notice") hereunder to the party required to indemnify (the "Indemnifying Party") promptly, but in no event later than 15 days following such Indemnified Party's receipt of written notice of any claim as to which recovery may be sought against the Indemnifying Party because of the indemnity in Section 1 or Section 2 hereof, as applicable, which Notice shall specify (to the extent known) in reasonable detail the amount of such claim and the relevant facts and circumstances relating thereto. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice, or delay by an Indemnified Party in giving such notice, unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. If the Indemnifying Party wishes to assume the defense of any claim or litigation by a third party, it shall promptly, but in no event later than 15 days following receipt of Notice from the Indemnified Party of such claim or litigation, notify the Indemnified Party of its election. Failure by an Indemnifying Party to notify an Indemnified Party of its election to defend any such claim or action by a third party within 15 days after receipt of the Indemnified Party's Notice of such claim shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action. If the Indemnifying Party assumes the defense of any claim or litigation by a third party, the Indemnified Party shall cooperate in the defense thereof, which cooperation shall include, to the extent reasonably requested by the Indemnifying Party, the retention of and provision to the Indemnifying Party of records and information reasonably relevant to such claim or litigation, and making employees of Buyer available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder.

            B. If the Indemnifying Party assumes the defense of a claim or litigation by a third party, the Indemnifying Party will take all steps necessary in the defense or settlement of such claim or litigation, and will hold the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation. If the Indemnifying Party assumes the defense of any claim or litigation by a third party, the Indemnified Party shall agree to any settlement, compromise or discharge of such claim or litigation that the Indemnifying Party may recommend and that, by its terms, discharges the Indemnified Party from the full amount of liability in connection with such claim or litigation; provided, however, that the Indemnifying Party shall not consent to, and the Indemnified Party shall not be required to agree to, the entry of any judgment or any settlement that (i) provides for injunctive or other non-monetary relief affecting the Indemnified Party or (ii) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

            C. Except for Excluded Construction Claims and * Non-Construction Claims, which are addressed in paragraphs D and E below, if the Indemnifying Party does not assume the defense of any such claim or litigation by a third party within 15 days after receipt of notice from the Indemnified Party to do so pursuant to this Agreement, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

            D. Notwithstanding the general right of an Indemnifying Party to defend third party claims subject to indemnification, Parent or Buyer may (other than in the case of any claim in respect of Pre-Closing Tax Obligations or, to the extent provided in Section 2.5C of the Master Agreement, Excluded Construction Claims), in its discretion, upon written notice to Selling Parties, which notice shall specify (to the extent known) in reasonable detail the amount of such claim and the relevant facts and circumstances relating thereto, undertake at Selling Parties' cost and expense, the defense of any claim seeking damages of less than * for which Selling Parties are responsible hereunder with respect to any lots, land, rights to purchase lots or land, project, or subdivision purchased by Buyer from Seller (the "* Non-Construction Claims"). In the case of any * Non-Construction Claims, Selling Parties will have the right to participate, with counsel of their choice and at their expense, in the administration of any * Non-Construction Claims by Parent or Buyer. Neither Parent nor Buyer shall settle any * Non-Construction Claim without the prior written consent of Seller which consent shall not be unreasonably withheld. If Seller does not approve of a settlement proposal of a * Non-Construction Claim, within 15 days of Buyer giving written notice of such proposal, which notice shall set forth in reasonable detail the terms of such proposal and the amount thereof, Seller shall assume all responsibility for handling the claim, provided, however, that if Seller does not assume the responsibility for handling such claim within such period, then Buyer may retain the defense of such claim with fees of Buyer's counsel and all settlements or judgments in respect thereof to be paid by Selling Parties.

            E. Notwithstanding the foregoing, the parties will handle Excluded Construction Claims in accordance with Section 2.5C of the Master Agreement.

            F. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any Losses (for which the Indemnifying Party is required to indemnify the Indemnified Party pursuant to Section 1 or 2 of this Agreement, as the case may be) incurred by the Indemnified Party in respect to any claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

            G. Anything in this Section 3 to the contrary notwithstanding, the party not primarily responsible for the defense of a third party claim or litigation may, with counsel of its choice and at its expense, participate in the defense of any such claim or litigation.

         4. Limits on Indemnity; Certain Procedures and Provisions.

            A. For purposes of determining any amounts that are subject to indemnification pursuant to Section 1, any qualifications relating to materiality, Material Adverse Effect, or the like will be disregarded.

            B. The parties agree that the indemnification obligation of the Selling Parties under Section 1 will be capped at a total amount of * (the "Indemnification Cap"); provided, however, notwithstanding anything in this paragraph to the contrary, the Indemnification Cap will not apply (i) in the event of fraud or intentional misstatement or omission, (ii) *, or (iii) to a breach by a Selling Party of the Non-Disclosure and Non-Compete Agreement.

            C. Notwithstanding anything to the contrary set forth in this Agreement (but subject to the terms of this Section 4C), the Selling Parties shall have no obligation to Parent or Buyer under Section 1:

               (i) for any Losses until Buyer has exhausted all reserves accrued on the Final Closing Balance Sheet with respect to such Losses (the "Liability Reserves" and; the difference between the amount of such Losses and the Liability Reserve applicable to such Losses, hereinafter referred to as the "Unreserved Losses"); and

               (ii) for any Unreserved Losses unless and until, and only to the extent that, the aggregate amount of Unreserved Losses exceeds * in the aggregate (the "Basket Threshold"); *.

            D. Any Determined Indemnification Claims hereunder may be satisfied at Parent and Buyers' option from the Earn-Out Payments set forth in Section 2.5A(2) of the Master Agreement. Buyer agrees to provide Zenith written notice of any such setoff when the aggregate amount of setoffs exceeds * in any Earn-Out Period, and updates thereafter of any additional setoff whenever the aggregate incremental amount of additional setoffs exceeds * in that Earn-Out Period, which notices shall specify each Determined Indemnification Claim and the amount thereof.

            E. Buyer shall give the Selling Parties quarterly notice of any Losses to be satisfied out of the Liability Reserves and of any Losses to be counted against the Basket Threshold, which notice, in each case, shall specify each Loss and the amount thereof.

            F. Any Losses relating to Real Property will be measured after Buyer and Parent have used commercially reasonable efforts to obtain relief for their claims, rights and remedies under all Title Policies and other title insurance related to the Real Property Assets.

            G. Upon the expiration of the survival period set forth in
Section 9.1 of the Master Agreement with respect to claims based upon or arising out of contingencies disclosed on Schedule 2.4D to the Master Agreement, Buyer shall refund to Seller any and all remaining Liability Reserves related to such contingencies provided, however, (i) Buyer or Parent may setoff or reduce any refund of the remaining Liability Reserves for Determined Indemnification Claims of the Parent or Buyer that Selling Parties fail to satisfy within 15 days of determination and (2) Parent and Buyer shall have no obligation to refund to Seller any remaining Liability Reserves if Selling Parties are in breach of any of the Transaction Agreements to the extent of any Losses actually or reasonably expected to be incurred by Parent and Buyer as a result of such breach or attributable to indemnity claims against Selling Parties that remain unresolved.

         5. Dispute Resolution. All Disputes shall be resolved exclusively in accordance with the Dispute Resolution Procedures attached as Exhibit D to the Master Agreement. Notwithstanding the foregoing, nothing herein will prohibit the parties from pursuing equitable remedies.

         6. Notices. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (with delivery confirmation), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

        If to Parent or Buyer:        Meritage Corporation
                                      6613 North Scottsdale Road,
                                      Suite 200
                                      Scottsdale, Arizona 85250
                                      Phone:  (480) 998-8700
                                      Fax:  (480) 998-9162
                                      Attn:  Chief Financial Officer

        With a copy to:               Snell & Wilmer L.L.P.
                                      One Arizona Center
                                      Phoenix, Arizona 85004-0001
                                      Phone:  (602) 382-6252
                                      Fax:  (602) 382-6070
                                      Attn:  Steven D. Pidgeon, Esq.

        If to Selling Parties         Zenith National Insurance Corp.
                                      21255 Califa Street
                                      Woodland Hills, California 91367
                                      Phone:  (818) 713-1000
                                      Fax:  (818) 710-1860
                                      Attn:  Stanley R. Zax

        With a copy to:               Skadden, Arps, Slate, Meagher & Flom LLP
                                      300 South Grand Avenue, Suite 3400
                                      Los Angeles, California 90071
                                      Phone:  (213) 687-5000
                                      Fax:  (213) 687-5600
                                      Attn:  Joseph J. Giunta, Esq.

         7. Assignment. This Agreement will not be assigned by operation of law or otherwise, (a) except that Buyer may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment will relieve Buyer or its successor or Parent of its primary liability for all obligations of Buyer and Parent, respectively, hereunder, and (b) except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Buyer may be merged or consolidated or to which Buyer transfer all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder, but no such assignment will relieve Buyer or its successor or Parent of their liability for the respective obligations of Buyer and Parent, hereunder. Any assignment in violation of the provisions of this Agreement will be null and void.

         8. Construction. Captions and References in this Agreement to "Sections," "Exhibits," and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

         9. Gender and Number. The masculine, feminine, or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

         10. Entire Agreement. This Agreement, the other Transaction Agreements and all certificates, schedules and other documents attached to or deliverable under such agreements (collectively, the "Agreements" constitute the entire agreement, including with respect to representations and warranties, between the parties pertaining to the subject matter contained in the Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Agreements. No supplement, modification or amendment of the Agreements will be binding unless in writing and executed by the parties thereto.

         11. Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile and each counterpart or facsimile will constitute an original instrument, but all such separate counterparts and facsimiles will constitute one and the same agreement.

         12. Governing Law. The validity, construction, and enforceability of this Agreement will be governed in all respects by the laws of the State of Nevada, without regard to its conflict of laws rules.

         13. Waiver of Provisions. The terms, covenants and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or waiver of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         14. Costs. Except as otherwise provided in this Agreement or in the Master Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         15. Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         16. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         17. Binding Effect. Subject to the provisions and restrictions of
Section 7, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         18. Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

         19. No Third Beneficiaries. Except as otherwise set forth in Sections 1 and 2 of this Agreement and except as specifically provided in
Section 7 of this Agreement and similar provisions in the other Transaction Agreements, neither this Agreement nor any other Transaction Agreement is intended to, and none of them shall, create any rights in any other Person other than the parties to such agreements. Without limiting the generality of the foregoing, nothing herein or in any other Transaction Agreement is intended to create, nor shall it create, in the Title Company or any title insurer any right of subrogation to any rights of Parent or Buyer arising from any representation or warranty of any Selling Party.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                          MERITAGE CORPORATION,
                          a Maryland corporation

                          By:  /s/  Steven J. Hilton
                              ---------------------------------------
                          Name:    Steven J. Hilton
                          Title:   Co-Chief Executive Officer

                          MTH-HOMES NEVADA, INC.,
                          an Arizona corporation


                          By:  /s/  Steven J. Hilton
                              ---------------------------------------
                          Name:    Steven J. Hilton
                          Title:   Co-Chief Executive Officer

                          PERMA-BILT, a Nevada Corporation


                          By:  /s/ Daniel Schwartz
                              ---------------------------------------
                          Name:   Daniel Schwartz
                          Title:  President and Chief Executive Officer


                          ZENITH NATIONAL INSURANCE CORP.,
                          a Delaware corporation


                          By:  /s/ Stanely R. Zax
                              ---------------------------------------
                          Name:     Stanley R. Zax
                          Title:    President



                [Signature page to Indemnification Agreement]